UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2008 (February 8, 2008)

CHINA WIND SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware	33-16335	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China
 (Address of Principal Executive Offices)

(86) 51083397559
 (Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Form 8-K, references to “we,” “our,” “us,” “Company,” “China Wind Systems” or “Registrant” refer to China Wind Systems, Inc., a Delaware corporation.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Effective February 8, 2008, Mr. Adam Wasserman resigned as our Chief Financial Officer.

(c)	Effective February 8, 2008, our board of directors (the “Board”) appointed Ms. Judy Ye as China Wind Systems’ new Chief Financial Officer.

Ms. Ye has over thirteen years of experience in financial and management accounting. Prior to joining China Wind Systems, Ms. Ye was the president of ARSY Consulting Ltd., where she was in charge of providing financial consulting services to clients as well as preparing their annual and quarterly financial reports filed with the SEC. Previously, Ms Ye worked as a Controller and Financial Advisor of Tengtu International Corporation, an online education platform company, which develops and sells e-learning software, computer systems, and educational materials to China’s Ministry of Education. Prior to that, Ms Ye worked as a Corporate Accountant at Bluenotes Canada, a subsidiary of American Eagle Outfitters, Inc. Prior to that, Ms Ye worked as a Financial Analyst at DST Canada. Ms. Ye started her career as an accountant, 1994, at BPI Capital Financial Corp. Ms. Judy Ye holds a MBA degree from Laurentian University, Ontario, Canada. Ms. Ye is also a CPA and a registered certified general accountant in Canada. Ms. Ye has working knowledge of US GAAP. Ms. Ye is fluent in both Mandarin and English.

The Employment Agreement

We entered into an Employment Agreement with Ms. Ye on February 8, 2008. Under the terms of the Employment Agreement, Ms. Ye is appointed Chief Financial Officer of China Wind Systems for a term (“Term”) of twenty-four months, at the end of which the Employment Agreement is terminated automatically unless upon terms to be negotiated and mutually agreed to by the parties. Additionally, Ms. Ye is to receive an annual salary of $85,000 and, at the discretion of our Board, may be eligible for an annual bonus which amount, if any, and payment will be determined by the Board. Ms. Ye is also granted options to purchase shares of China Wind Systems’ common stock. In connection therewith, Ms. Ye entered into a Stock Option Agreement with us, described below. Further, the Employment Agreement provides Ms. Ye with the right to participate in any employee benefit plans that we may establish.

We may terminate for cause the Employment Agreement upon written notice if at any time Ms. Ye: (a) engages in misconduct that may have a material adverse effect on the business and affairs of China Wind Systems; (b) disregards the legal instructions of the Board consistent with her position relating to the business of China Wind Systems or neglects or fails to discharge her duties so as to materially and adversely affect the business and affairs of China Wind Systems; (c) engages in any activity in competition with China Wind Systems without our prior approval; (d) is convicted of felony or (e) habitually abuses alcohol or controlled substances. Such termination for cause, however, is predicated on Ms. Ye first receiving a notice from the Board advising her of the specific acts or omissions constituting a cause for termination, and her subsequent failure to correct such acts or omissions after a reasonable opportunity (at least 10 days from her receipt of the Board’s notice) to do so. The Employment Agreement terminates automatically upon Ms. Ye’s death. If our termination breaches the terms of the Employment Agreement, Ms. Ye is entitled to receive the lesser of the remaining salary due to her under the Employment Agreement or three (3) months salary at the salary rate set in the Employment Agreement (“Severance Payment”). Ms. Ye will also be entitled to receive any previously declared bonus.

On the other hand, Ms. Ye may terminate the Employment Agreement upon a 15-day written notice if: (i) Ms. Ye is no longer the Chief Financial Officer or its equivalent; (ii) China Wind Systems materially reduces Ms. Ye’ duties and responsibilities; (iii) Ms. Ye’ compensation or other benefits are reduced by ten percent or more; (iv) a successor to China Wind Systems does not assume the Employment Agreement; or (v) China Wind Systems materially breaches the Employment Agreement and fails to cure within 30 days of written notice from Ms. Ye of such breach. Ms. Ye must submit her termination notice within 90 days after the occurrence of any of the events described in (i) through (v). Upon such termination, Ms. Ye is entitled to receive the Severance Payment. Ms. Ye may also terminate the Employment Agreement without cause upon a 60-day written notice, provided that she will not be entitled to receive the Severance Payment or any additional compensation for such termination.

The Employment Agreement also contains restrictive covenants preventing competition with China Wind Systems during her employment and for a period of one (1) year after termination (including contact with or solicitation of the customers, employees or suppliers of China Wind Systems), and also covenants preventing the use or disclosure of confidential business information during or at any time after termination of her employment. However, if the Employment Agreement is terminated by Ms. Ye under any of the circumstances described in (i) through (v) above, then the covenant against competition is reduced to the number of months remaining under the Employment Agreement at the time of termination plus six (6) months thereafter. Pursuant to the Employment Agreement, Ms. Ye is permitted to serve as chief financial officer of China Power until May 15, 2008, as chief financial officer of Jiali Pharmaceutical Inc. until May 31, 2008, and as president of ARSY Consulting Services, Ltd., during the Term.

The foregoing summary of the Employment Agreement is qualified in its entirety by the text of the Employment Agreement, a copy of which is included as an exhibit hereto and incorporated herein by reference.

The Options and the Stock Option Agreement

Under the Employment Agreement, Ms. Ye is granted 120,000 options to purchase shares of China Wind Systems’ common stock (“Option Shares”) at an exercise price of $2.00 per share for a period of four (4) years, and pursuant thereto, she entered into the Stock Option Agreement with us. 60,000 options will vest and become exercisable on the 12-month anniversary date of their issuance date, and the remaining 60,000 options will vest and become exercisable on the 24-month anniversary date of their issuance. If Ms. Ye terminates the Employment Agreement with or without cause, or if we terminate the Employment Agreement for cause, any options not vested at the time of such termination shall terminate. On the other hand, if we terminate in breach of the terms of the Employment Agreement, any options not vested at the time of such termination shall immediately vest.

The Stock Option Agreement provides certain anti-dilution adjustments. Thus, in the event China Wind Systems declares or pays a dividend on its common stock in common stock or other securities, or subdivides the outstanding common stock, then upon the exercise of the options, for each share of common stock acquired, Ms. Ye will receive the number and kind of securities that she would have been entitled to received had she owned such share of common stock on the date the dividend or subdivision occurred. Upon any event that results in a change of the number and/or class of securities issuable upon the exercise of the options, Ms. Ye will receive, upon exercise of the options, the number and kind of securities and property that she would have been entitled to received had she exercised immediately prior to such event. If the number of outstanding shares of China Wind Systems’ common stock is reduced, the exercise price of the options will be proportionally increased. Lastly, any plan of consolidation, merger, sale or conveyance of all or substantially all assets by China Wind Systems (excepting a plan of complete liquidation) must provide that Ms. Ye will have the right to acquire and receive, upon exercise of the options, such stock shares, securities or assets equivalent to the number of shares of China Wind Systems common stock that she would have received had the consolidation, merger sale or conveyance not occurred.

The foregoing summary of the Stock Option Agreement is qualified in its entirety by the text of the Stock Option Agreement, a copy of which is included as an exhibit hereto and incorporated herein by reference.

Item 8.01	Other Events.

On February 11, 2008, we issued a news release announcing the appointment of Judy Ye as our new Chief Financial Officer. A copy of the news release is filed herewith as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Employment Agreement between China Wind Systems, Inc. and Judy Ye dated February 8, 2008.

99.2	Option Agreement between China Wind Systems, Inc. and Judy Ye dated February 8, 2008.

99.3	Press release regarding the appointment of Judy Ye as Chief Financial Officer of China Wind Systems, Inc. dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2008	China Wind Systems, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer